SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares) was held on September 13, 2013. On June 28, 2013, the record date for shareholders voting at the meeting, there were 6,982,324 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF TWO CLASS I TRUSTEES - COMMON SHARES AND PREFERRED SHARES:
1. Maureen Lally-Green

For
   Withheld

Authority
   to Vote

6,278,80
9

   311,256
2. Thomas M. O'Neill

For
   Withheld

Authority
   to Vote

6,362,27
9

   227,786


An Annual Meeting of Fund shareholders (Preferred Shares) was held on September 13, 2013. On June 28, 2013, the record date for shareholders voting at the meeting, there were 1,676 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF TWO TRUSTEES - PREFERRED SHARES ONLY:
1. Peter E. Madden

For

   Withheld

Authority
   to Vote

1,65
8

   0

2. John S. Walsh

For

   Withheld

Authority
   to Vote

1,65
8

   0

The following Trustees of the Fund continued their terms as Trustees of the Fund: J. Christopher Donahue and Charles F. Mansfield, Jr.









The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on July 22, 2013, and is incorporated by reference. (File No. 811-21249)




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